Exhibit 99.1

CPI Card Group Inc. Reports Third Quarter 2018 Results

Date: November 7, 2018

Net Sales of $71 million, up 16% year-over-year

Continuing operations - GAAP Net Loss of $1.1 million; Break-even on an Adjusted Basis

Adjusted EBITDA of $9.1 million

Q3 Ending Cash of $12.8 million, Available Revolver of $20.0 million, Available Liquidity of $32.8 million

Call scheduled for Wednesday, November 7, 2018 at 9:00 a.m. Eastern Time

Littleton, Colo. November 7, 2018 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”) today reported financial results for the third quarter ended September 30, 2018.

Scott Scheirman, President and Chief Executive Officer of CPI, stated, “We are pleased with our third quarter results, and we are performing well relative to our objectives for the first nine months of 2018.  Our third quarter financial and operating performance is highlighted by 16% year-over-year net sales growth driven by double-digit net sales growth across both our U.S. Debit and Credit and Prepaid segments, growth of EMV card volumes, and continued momentum in our emerging products and solutions. The execution of our strategic priorities of deep customer focus, providing market-leading quality products and customer service, a market competitive business model and continuous innovation, is enabling us to strengthen our customer relationships and win new business.”

Third Quarter 2018 – Continuing Operations Consolidated Financial Highlights

Financial results included in this press release for all periods reflect continuing operations. The sale of CPI U.K., which had historically been reported as the U.K. Limited segment, has been accounted for as a discontinued operation, and comparative financial information has been restated in accordance with U.S. GAAP (“GAAP”) requirements.

Net sales were $71.0 million in the third quarter of 2018, representing an increase of 16.4% from the third quarter of 2017. Income from operations was $4.7 million in the third quarter of 2018, up from $3.4 million in the third quarter of 2017. GAAP net loss from continuing operations in the third quarter of 2018 was $1.1 million, or a loss from continuing operations of $0.10 per diluted share, compared to a net loss from continuing operations of $0.8 million, or a loss from continuing operations of $0.07 per diluted share, in the third quarter of 2017.

Adjusted EBITDA for the third quarter of 2018 was $9.1 million, compared with $9.2 million in the prior year period, primarily reflecting net sales growth, offset by $1.9 million of incremental employee performance incentive compensation due to the Company’s improved performance in 2018. Adjusted Net loss from continuing operations in the third quarter of 2018 was approximately break-even, compared with Adjusted Net Income from continuing operations of $1.0 million in the third quarter of 2017.

All earnings per share amounts reflect the one-for-five reverse stock split, which occurred in December 2017.

Third Quarter 2018 – Continuing Operations Segment Information

U.S. Debit and Credit:

Net sales were $48.0 million in the third quarter of 2018, representing an increase of 19.8% from the third quarter of 2017. The increase in U.S. Debit and Credit segment net sales was driven primarily by an increase in net sales from our emerging products and solutions, including dual interface EMV® card net sales, metal cards, and Card@Once®. Sales volumes of EMV cards increased in the third quarter of 2018 compared to second quarter of 2018 and the third quarter of 2017, while EMV card average selling prices declined on a year-over-year basis.

U.S. Prepaid Debit:

Net sales were $21.2 million in the third quarter of 2018, representing an increase of 10.7% from the third quarter of 2017. The year-over-year increase in U.S. Prepaid Debit segment net sales was driven by additional sales volumes from our existing customer base.

Balance Sheet, Cash Flow, Liquidity

Cash used in operating activities for the nine months ended September 30, 2018 was $1.9 million, and capital expenditures totaled $5.0 million. Free cash flow for the nine months ended September 30, 2018 was a use of $6.9 million, on a continuing operations basis.

At September 30, 2018, the Company had $12.8 million of cash and cash equivalents and a $40.0 million revolving credit facility, of which $20.0 million was available for borrowing.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at September 30, 2018, unchanged from December 31, 2017. Net of debt issuance costs and discount, recorded debt was $305.3 million as of September 30, 2018. The Company’s First Lien Term Loan matures on August 17, 2022 and includes no financial covenants.

John Lowe, Chief Financial Officer, stated, “We delivered solid third quarter results highlighted by 16% year-over-year net sales growth. We are also pleased with our gross profit margin performance in the third quarter, which is up both sequentially and compared to third quarter of 2017, reflecting our net sales growth, focus on higher margin products and solutions, and our productivity and efficiency initiatives. Third quarter adjusted EBITDA reflects our top-line growth, partially offset by increased employee performance incentive compensation. We continue to believe we have adequate cash and liquidity to support our business plan moving forward.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release, all reported on a continuing operations basis:  Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) per Share, EBITDA, Adjusted EBITDA and Free Cash Flow. These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies. Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share – Continuing Operations

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share – Continuing Operations exclude the impact of amortization of intangible assets; litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; and other non-operational, non-cash or non-recurring items, net of their income tax impact. Beginning in the first quarter of 2018, a 21% tax rate is used to calculate Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share - Continuing Operations. We believe that Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share - Continuing Operations are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our results of operations.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization, on a continuing operations basis. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA, on a continuing operations basis, is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; restructuring and other charges; foreign currency gain or loss;  and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E. Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.

Free Cash Flow

We define Free Cash Flow - Continuing Operations as cash flow from continuing operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV chip and dual interface, personalization, instant issuance, fulfillment and digital payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from locations throughout the United States and Canada, we have the largest network of high security facilities in North America, each of which is certified by one or more of the payment brands: Visa, Mastercard®, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will hold a conference call on November 7, 2018 at 9:00 a.m. ET to review its third quarter 2018 results. To participate in the Company's conference call via telephone or online:

Participant Toll-Free Dial-In Number: (800) 860-2442
Participant International Dial-In Number: (412) 858-4600
Conference ID: CPI Call
Webcast Link: https://services.choruscall.com/links/pmts181107.html

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time. A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site: http://investor.cpicardgroup.com/

Following the completion of the conference call, a replay of the conference call will be available from 7:00 p.m. ET on November 7, 2018 until 8.00 p.m. ET on November 14, 2018. To access the replay, please dial (877) 344-7529 or (412) 317-0088; Conference ID: 10125243.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events.  Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “project,” “plan,” “foresee,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us, and other information currently available. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. These risks and uncertainties include, but are not limited to: our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; our limited ability to raise capital in the future; system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our IT systems; defects in our software; failure to identify and attract new customers or to retain our existing customers; problems in production quality and process; failure to meet our customers’ demands in a timely manner; a loss of market share or a decline in profitability resulting from competition; developing technologies that make our existing technology solutions and products less relevant or a failure to introduce new products and services in a timely manner; disruptions relating to the development and execution of our strategy, or a failure to realize the anticipated benefits of such strategy; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement; our dependence on the timely supply of materials, products and specialized equipment from third-party suppliers; a competitive disadvantage resulting from chip operating systems developed by our competitors; price erosion in the financial payment card industry; failure to accurately predict demand for our products and services; quarterly variation in our operating results; the effect of legal and regulatory proceedings; infringement of our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; our inability to realize the full value of our long-lived assets; the impact of U.S. tax reform legislation; our failure to operate our business in accordance with data privacy laws, the PCI Security Standards Council (“PCI”) security standards or other industry standards, such as Payment Card Brand certification standards; costs relating to product defects; a decline in U.S. and global market and economic conditions; potential imposition of tariffs and/or trade restrictions on goods imported into the United States; our dependence on licensing arrangements; inability to renew leases for our facilities or renew leases at existing terms; dependence on our senior leadership team; inability to recruit, retain and develop qualified personnel; the continued viability of the Payment Card Brands; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; failure to maintain our listing on the NASDAQ or TSX and other risks and other risk factors or uncertainties identified from time to time in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 13, 2018. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

 CPI Card Group Inc.

Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive Loss - Unaudited for the three and nine months ended September 30, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of September 30, 2018 and December 31, 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2018 and 2017

Exhibit D	Segment Summary Information – Unaudited for the three and nine months ended September 30, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2018 and 2017

				EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net sales:
Products	$34,673	$26,777	$90,911	$79,644
Services	36,314	34,220	96,387	86,611
Total net sales	70,987	60,997	187,298	166,255
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	23,796	18,617	59,076	53,724
Services (exclusive of depreciation and amortization shown below)	21,214	20,297	60,991	53,710
Depreciation and amortization	2,669	2,639	9,620	8,063
Total cost of sales	47,679	41,553	129,687	115,497
Gross profit	23,308	19,444	57,611	50,758
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	17,033	14,541	48,119	43,801
Depreciation and amortization	1,588	1,533	4,513	4,779
Total operating expenses	18,621	16,074	52,632	48,580
Income from operations	4,687	3,370	4,979	2,178
Other expense, net:
Interest, net	(6,151)	(5,304)	(17,243)	(15,532)
Foreign currency (loss) gain	16	348	(248)	520
Other income, net	8	5	15	11
Total other expense, net	(6,127)	(4,951)	(17,476)	(15,001)
Loss from continuing operations before income taxes	(1,440)	(1,581)	(12,497)	(12,823)
Income tax benefit	355	783	4,933	4,154
Net loss from continuing operations	(1,085)	(798)	(7,564)	(8,669)
Net (loss) income from discontinued operation, net of tax	(5,030)	63	(22,551)	1,266
Net loss	$(6,115)	$(735)	$(30,115)	$(7,403)
Basic and diluted loss per share:
Continuing operations	$(0.10)	$(0.07)	$(0.68)	$(0.78)
Discontinued operation	(0.45)	0.01	(2.02)	0.11
Net loss per share	$(0.55)	$(0.06)	$(2.70)	$(0.67)
Weighted-average shares outstanding:
Basic and diluted	11,159,984	11,127,873	11,145,946	11,111,728
Dividends declared per common share	$—	$—	$—	$0.45
Comprehensive loss:
Net loss	$(6,115)	$(735)	$(30,115)	$(7,403)
Other comprehensive loss from discontinued operations	3,983	—	3,983	—
Currency translation adjustment	98	434	(87)	1,221
Total comprehensive loss	$(2,034)	$(301)	$(26,219)	$(6,182)

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,818	$23,205
Accounts receivable, net	51,373	32,531
Inventories	10,481	13,799
Prepaid expenses and other current assets	2,922	3,681
Income taxes receivable	6,736	8,208
Assets of discontinued operation	—	20,651
Total current assets	84,330	102,075
Plant, equipment and leasehold improvements, net	38,773	44,436
Intangible assets, net	36,601	40,093
Goodwill	47,150	47,150
Other assets	294	251
Total assets	$207,148	$234,005

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$15,328	$13,239
Accrued expenses	17,933	12,789
Income taxes payable	678	—
Deferred revenue and customer deposits	515	3,342
Liabilities of discontinued operation	—	5,669
Total current liabilities	34,454	35,039
Long-term debt	305,330	303,869
Deferred income taxes	6,540	12,168
Other long-term liabilities	3,163	2,503
Total liabilities	349,487	353,579
Commitments and contingencies
Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,160,377 and 11,134,714 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	11	11
Capital deficiency	(112,422)	(113,081)
Accumulated loss	(28,686)	(1,366)
Accumulated other comprehensive loss	(1,242)	(5,138)
Total stockholders’ deficit	(142,339)	(119,574)
Total liabilities and stockholders’ deficit	$207,148	$234,005

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Operating activities
Net loss	$(30,115)	$(7,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss (income) from discontinued operation	22,551	(1,266)
Depreciation and amortization expense	14,133	12,842
Stock-based compensation expense	741	1,367
Amortization of debt issuance costs and debt discount	1,461	1,461
Deferred income taxes	(6,169)	(863)
Other, net	165	(209)
Changes in operating assets and liabilities:
Accounts receivable	(13,016)	(10,309)
Inventories	(2,628)	1,498
Prepaid expenses and other assets	711	746
Income taxes	2,207	(4,470)
Accounts payable	2,108	2,460
Accrued expenses	4,725	(1,574)
Deferred revenue and customer deposits	230	1,188
Other liabilities	1,052	438
Cash used in operating activities - continuing operations	(1,844)	(4,094)
Cash used in operating activities - discontinued operation	(2,914)	(2,834)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(5,028)	(6,289)
Cash used in investing activities - continuing operations	(5,028)	(6,289)
Cash used in investing activities - discontinued operation	(220)	(1,519)
Financing activities
Payments on capital lease obligations	(388)	—
Dividends paid on common stock	—	(7,537)
Taxes withheld and paid on stock-based compensation awards	—	(341)
Cash used in financing activities	(388)	(7,878)
Effect of exchange rates on cash	7	474
Net decrease in cash and cash equivalents	(10,387)	(22,140)
Cash and cash equivalents, beginning of period	23,205	36,955
Cash and cash equivalents, end of period	$12,818	$14,815
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$14,703	$13,719
Income taxes, net (refunds) payments	$(1,299)	$1,437
Capital lease obligations incurred for certain machinery and equipment leases	$821	$—
Accounts payable for acquisitions of plant, equipment and leasehold improvements	$171	$385

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three and Nine Months Ended September 30, 2018 and 2017
(Dollars in Thousands)
(Unaudited)

Net Sales (1) and (2)
	Three Months Ended September 30,
	2018	2017	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$48,002	$40,055	$7,947	19.8%
U.S. Prepaid Debit	21,190	19,144	2,046	10.7%
Other	1,920	2,661	(741)	(27.8)%
Eliminations	(125)	(863)	738	* %
Total	$70,987	$60,997	$9,990	16.4%

* Calculation not meaningful

	Nine Months Ended September 30,
	2018	2017	$ Change	% Change
Net sales by segment:
U.S Debit and Credit	$128,992	$122,174	$6,818	5.6%
U.S. Prepaid Debit	52,128	40,901	11,227	27.4%
Other	7,599	8,391	(792)	(9.4)%
Eliminations	(1,421)	(5,211)	3,790	* %
Total	$187,298	$166,255	$21,043	12.7%

* Calculation not meaningful

Gross Profit (1) and (2)
	Three Months Ended September 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$13,551	28.2%	$10,637	26.6%	$2,914	27.4%
U.S. Prepaid Debit	9,439	44.5%	7,862	41.1%	1,577	20.1%
Other	318	16.6%	945	35.5%	(627)	* %
Total	$23,308	32.8%	$19,444	31.9%	$3,864	19.9%

* Calculation not meaningful

	Nine Months Ended September 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Gross profit by segment:
U.S Debit and Credit	$35,891	27.8%	$34,235	28.0%	$1,656	4.8%
U.S. Prepaid Debit	20,111	38.6%	14,417	35.2%	5,694	39.5%
Other	1,609	21.2%	2,106	25.1%	(497)	* %
Total	$57,611	30.8%	$50,758	30.5%	$6,853	13.5%

* Calculation not meaningful

Income from Operations (1) and (2)
	Three Months Ended September 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
U.S Debit and Credit	$6,491	13.5%	$4,192	10.5%	$2,299	54.8%
U.S. Prepaid Debit	8,389	39.6%	7,103	37.1%	1,286	18.1%
Other	(10,193)	* %	(7,925)	* %	(2,268)	28.6%
Total	$4,687	6.6%	$3,370	5.5%	$1,317	39.1%

* Calculation not meaningful

	Nine Months Ended September 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
Income (loss) from operations by segment:
U.S Debit and Credit	$15,650	12.1%	$14,766	12.1%	$884	6.0%
U.S. Prepaid Debit	16,932	32.5%	11,595	28.3%	5,337	46.0%
Other	(27,603)	* %	(24,183)	* %	(3,420)	14.1%
Total	$4,979	2.7%	$2,178	1.3%	$2,801	128.6%

* Calculation not meaningful

EBITDA (1), (2) and (3)

	Three Months Ended September 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S Debit and Credit	$9,136	19.0%	$6,528	16.3%	$2,608	40.0%
U.S. Prepaid Debit	8,831	41.7%	7,607	39.7%	1,224	16.1%
Other	(8,999)	* %	(6,240)	* %	(2,759)	44.2%
Total	$8,968	12.6%	$7,895	12.9%	$1,073	13.6%

* Calculation not meaningful

	Nine Months Ended September 30,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
EBITDA by segment:
U.S Debit and Credit	$24,788	19.2%	$21,873	17.9%	$2,915	13.3%
U.S. Prepaid Debit	18,337	35.2%	13,255	32.4%	5,082	38.3%
Other	(24,246)	* %	(19,577)	* %	(4,669)	23.8%
Total	$18,879	10.1%	$15,551	9.4%	$3,328	21.4%

* Calculation not meaningful

(1)  On August 3, 2018, we completed the sale of the U.K. Limited segment. During the second quarter of 2018, we met the criteria to report the U.K. Limited segment as a discontinued operation. The financial position, results of operations and cash flows have been restated for all periods to conform with discontinued operations presentation.

(2)  During the first quarter of 2018, we reorganized our United States business operations and realigned our United States reporting segments to correspond with the manner with which our chief decision maker evaluates operating performance and makes decisions as to the allocation of resources. As a result of this realignment, our  CPI on Demand business operations were moved from U.S. Prepaid Debit into the U.S. Debit and Credit reporting segment, consistent with the other related personalization operations. Segment information for previous periods has been restated to conform with this realignment and current period presentation. The restatement of 2017 segment information was not material.

(3) EBITDA is the primary measure used by management to evaluate segment operating performance. The principal difference between Income from operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and amortization expense of $2,645 and $2,336 in U.S. Debit and Credit; $422 and $504 in U.S. Prepaid Debit and $1,190 and $1,332 in Other for the three months ended September 30, 2018 and 2017, respectively, and $9,143 and $7,108 in U.S. Debit and Credit; $1,405 and $1,661 in U.S. Prepaid Debit and $3,585 and $4,073 in Other for the nine months ended September 30, 2018 and 2017, respectively.

				EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
EBITDA and Adjusted EBITDA:
Net loss from continuing operations	$(1,085)	$(798)	$(7,564)	$(8,669)
Interest expense, net	6,151	5,304	17,243	15,532
Income tax benefit	(355)	(783)	(4,933)	(4,154)
Depreciation and amortization	4,257	4,172	14,133	12,842
EBITDA	$8,968	$7,895	$18,879	$15,551

Adjustments to EBITDA:
Stock-based compensation expense	(42)	507	741	1,367
Litigation and related charges (1)	207	1,113	1,039	3,499
Restructuring (2)	1	—	1,096	—
Foreign currency loss (gain)	(16)	(348)	248	(520)
Subtotal of adjustments to EBITDA	150	1,272	3,124	4,346
Adjusted EBITDA	$9,118	$9,167	$22,003	$19,897
Adjusted EBITDA margin (% of Net Sales)	12.8%	15.0%	11.7%	12.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Adjusted net income (loss) from continuing operations and loss per share - continuing operations:
Net loss from continuing operations	$(1,085)	$(798)	$(7,564)	$(8,669)
Amortization of intangible assets	1,164	1,172	3,492	3,515
Stock-based compensation expense	(42)	507	741	1,367
Litigation and related charges (1)	207	1,113	1,039	3,499
Restructuring (2)	1	—	1,096	—
Tax effect of above items	(279)	(977)	(1,338)	(2,933)
Adjusted net income (loss) from continuing operations	$(34)	$1,017	$(2,534)	$(3,221)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Weighted-average number of shares outstanding:
Basic	11,159,984	11,127,873	11,145,946	11,111,728
Effect of dilutive equity awards	—	21,411	—	—
Weighted-average diluted shares outstanding	11,159,984	11,149,284	11,145,946	11,111,728

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of diluted loss per share - continuing operations (GAAP) to adjusted diluted earnings (loss) per share - continuing operations:

Diluted loss per share - continuing operations (GAAP)	$(0.10)	$(0.07)	$(0.68)	$(0.78)
Impact of net income adjustments - continuing operations	0.10	0.16	0.45	0.49
Adjusted diluted earnings (loss) per share - continuing operations	$0.00	$0.09	$(0.23)	$(0.29)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of cash provided by (used in) operating activities - continuing operations (GAAP) to free cash flow:
Cash provided by (used in) operating activities - continuing operations	$(491)	$3,327	$(1,844)	$(4,094)
Acquisitions of plant, equipment and leasehold improvements	(2,919)	(1,946)	(5,028)	(6,289)
Free cash flow - continuing operations	$(3,410)	$1,381	$(6,872)	$(10,383)

Note that tables in this exhibit are presented on a continuing operations basis.

(1)	Represents legal costs incurred in connection with certain patent and shareholder litigation.
(2)	Represents primarily employee and lease termination costs incurred in connection with the decision to consolidate three personalization operations in the United States into two facilities.
(3)	Share and per share amounts reflect the one-for-five reverse stock split for all periods presented.